                                                                    EXHIBIT 10-1

                          EQUIPMENT PURCHASE AGREEMENT

                                     BETWEEN

                         LEXINGTON PRECISION CORPORATION

                                       AND

                          PREMIER TOOL & DIE CAST CORP.

                                 AUGUST 2, 2005

                                TABLE OF CONTENTS

                                                                                      Page
                                                                                      ----
1.    Purchase and Sale of Assets...............................................        1

   1.1      Purchase and Sale of Assets.........................................        1
   1.2      Excluded Assets.....................................................        1
   1.3      Excluded Liabilities................................................        1

2.    Purchase Price............................................................        2

   2.1      Purchase Price......................................................        2
   2.2      Delivery by Seller..................................................        2
   2.3      Deliveries by Buyer.................................................        2

3.    Seller's Representations and Warranties...................................        2

   3.1      Organization and Good Standing......................................        2
   3.2      Due Authorization, etc..............................................        2
   3.3      Litigation..........................................................        2
   3.4      Purchased Assets....................................................        2
   3.5      Title to Tangible Personal Property.................................        3
   3.6      No Defaults; Consents...............................................        3
   3.7      Brokers.............................................................        3

4.    Buyer's Representations and Warranties....................................        3

   4.1      Organization and Good Standing......................................        3
   4.2      Due Authorization, etc..............................................        3
   4.3      Litigation..........................................................        3
   4.4      Brokers.............................................................        3

5.    Survival and Indemnification..............................................        3

   5.1      Survival............................................................        3
   5.2      Indemnification of Buyer............................................        4
   5.3      Indemnification of Seller...........................................        4
   5.4      Notice of Claims....................................................        4
   5.5      Defense of Third Party Claims.......................................        4
   5.6      Certain Limitations.................................................        5

6.    Miscellaneous.............................................................        5

   6.1      Benefit of Agreement................................................        5
   6.2      Expenses............................................................        5
   6.3      Entire Agreement; Amendments........................................        6
   6.4      Counterparts and Facsimile Signatures...............................        6

                                                                                        Page
                                                                                        ----
   6.5      Section Headings....................................................        6
   6.6      Notices.............................................................        6
   6.7      Governing Law.......................................................        6
   6.8      Submission to Jurisdiction; Consent to Service of Process...........        7
   6.9      Interpretation......................................................        7

EXHIBITS

Exhibit A         Promissory Note
Exhibit B         Bill of Sale

SCHEDULES

Schedule 1.1(a)(i)      Basic Equipment
Schedule 1.1(a)(ii)     Additional Equipment
Schedule 1.1(b)         Inventory

                          EQUIPMENT PURCHASE AGREEMENT

      THIS EQUIPMENT PURCHASE AGREEMENT is made as of August 2, 2005 by and between LEXINGTON PRECISION CORPORATION, a Delaware corporation ("Seller"), and PREMIER TOOL & DIE CAST CORP., a Michigan corporation ("Buyer").

                              W I T N E S S E T H:

      WHEREAS, Seller desires to sell, and Buyer desires to purchase, certain machinery, equipment and inventory of Seller, all on and subject to the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.    Purchase and Sale of Assets

            1.1 Purchase and Sale of Assets. On the date hereof (the "Effective Date"), upon and subject to the terms and conditions of this Agreement, Seller shall sell, transfer, assign, convey and deliver to Buyer, and Buyer shall purchase and acquire from Seller, free and clear of all security interests, liens, charges and encumbrances ("Liens") all of Seller's right, title and interest in and to the following assets (collectively, the "Purchased Assets"):

            (a) The machinery and equipment listed on Schedule 1.1(a)(i) ("Basic Equipment") and the machinery and equipment listed on Schedule 1.1(a)(ii) hereto (the "Additional Equipment"; the Basic Equipment and the Additional Equipment are referred to collectively as the "Equipment"); and

            (b) Inventory. Inventory consisting of metals, packaging and pallets listed on Schedule 1.1(b) including all supplies related thereto in the possession of Seller at Seller's premises in Lakewood, New York (collectively, the "Inventory").

            1.2 Excluded Assets. Notwithstanding any provision of this Agreement to the contrary, Seller shall retain and shall not sell or deliver to Buyer, and Buyer shall not purchase from Seller any assets other than the Purchased Assets (collectively, the "Excluded Assets"). The Excluded Assets include, without limitation, all cash and cash equivalents, all receivables, all claims and causes of action, purchase orders, contracts and agreements, customer dies, fixtures and all rights in and to the name "Lexington," "Lexington Precision," "Lexington Die Casting" or any logos or variations thereof.

            1.3 Excluded Liabilities. Buyer is not assuming any liabilities or obligations of Seller of any kind whatsoever pursuant to this Agreement. Without limiting the generality of the previous sentence, Buyer is not assuming pursuant to this Agreement any liability or obligations whatsoever related to environmental contamination or the generation, storage, management, release, or disposal of hazardous substances or wastes at Seller's property .

      2.    Purchase Price.

            2.1 Purchase Price(a) . (a) In consideration of the sale, assignment, transfer and delivery of the Purchased Assets to Buyer, on the date hereof Buyer is paying to Seller the sum of (a) $2,560,000 for the Equipment, plus (b) $92,443 for the Inventory (collectively, the "Purchase Price").

            (b) The Purchase Price shall be paid on the date hereof as follows:
(i) $2,452,443 shall be paid in cash (the "Cash Purchase Price"); and (ii) $200,000 shall be paid by Buyer's delivery of a promissory note in the form attached hereto as Exhibit A (the "Note"). The Buyer will pay the Cash Purchase Price by wire transfer of immediately available funds to the account specified in writing by Seller.

            2.2 Delivery by Seller. On the date hereof, Seller shall deliver to Buyer a Bill of Sale in the form of Exhibit B attached hereto conveying good and marketable title to the Equipment and Inventory free and clear of all Liens.

            2.3 Deliveries by Buyer. On the date hereof, Buyer shall deliver to Seller (a) the Cash Purchase Price in accordance with Section 2.1 hereof and (b) the Note.

      3.    Seller's Representations and Warranties.

      Seller hereby represents and warrants to Buyer, as of the Effective Date, as follows:

            3.1 Organization and Good Standing. Seller is a corporation validly existing and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to execute and deliver this Agreement and the documents that are required to be executed and delivered pursuant to this Agreement and to perform its obligations under this Agreement.

            3.2 Due Authorization, etc. The execution, delivery and performance of this Agreement have been duly authorized by all requisite corporate action on the part of Seller and this Agreement constitutes a valid and binding agreement of Seller, enforceable in accordance with and subject to its terms, except as limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights or contractual obligations generally. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated hereby, do not violate the Certificate of Incorporation or By-Laws of Seller.

            3.3 Litigation. There are no judicial or administrative actions, suits or proceedings pending or, to the knowledge of Seller, threatened against Seller with respect to the Purchased Assets or the transactions contemplated by this Agreement.

            3.4 Purchased Assets. SELLER MAKES NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO THE CONDITION OF THE PURCHASED ASSETS, ALL OF WHICH ARE BEING SOLD TO, AND PURCHASED BY, BUYER AS IS, WHERE IS, AND SELLER EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

            3.5 Title to Tangible Personal Property. Seller has good and marketable title to the Inventory and the Equipment, in each case free and clear of all Liens.

            3.6 No Defaults; Consents. The execution, delivery and performance by Seller of this Agreement will not (a) constitute a violation of or default under any material contract or agreement to which Seller is a party or by which Seller is bound, or (b) violate any material law applicable to Seller. As of the Effective Date, no consents or approvals of any third party are required to be obtained by Seller in connection with the transfer of the Purchased Assets as contemplated hereby, other than those consents that have been obtained.

            3.7 Brokers. No broker or other third party is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement as a result of any agreement or action taken by Seller or its affiliates.

      4.    Buyer's Representations and Warranties

      Buyer hereby represents and warrants to Seller, as of the Effective Date, as follows:

            4.1 Organization and Good Standing. Buyer is a corporation validly existing and in good standing under the laws of the State of Michigan, and has the requisite corporate power and authority to execute and deliver this Agreement, the Note and the other documents that are required to be executed and delivered pursuant to this Agreement (collectively, the "Buyer Transaction Documents") and to perform its obligations under the Buyer Transaction Documents.

            4.2 Due Authorization, etc. The execution, delivery and performance of the Buyer Transaction Documents have been duly authorized by all requisite corporate action on the part of Buyer and the Buyer Transaction Documents constitute a valid and binding agreement of Buyer, enforceable in accordance with and subject to its terms, except as limited by bankruptcy, insolvency, reorganization and similar laws affecting the enforcement of creditors' rights or contractual obligations generally. The execution, delivery and performance of the Buyer Transaction Documents by Buyer, and the consummation of the transactions contemplated hereby and thereby do not violate the Certificate of Incorporation or By-Laws of Buyer.

            4.3 Litigation. There are no judicial or administrative actions, suits or proceedings pending or, to the knowledge of Buyer, threatened against Buyer with respect to the transactions contemplated by the Buyer Transaction Documents.

            4.4 Brokers. No broker or other third party is entitled to any commission or finder's fee in connection with the transactions contemplated by the Buyer Transaction Documents as a result of any agreement or action taken by Buyer or its affiliates.

      5.    Survival and Indemnification.

            5.1 Survival. The representations, warranties, covenants and agreements of Seller and Buyer contained in or made pursuant to this Agreement, shall survive the execution and delivery hereof and shall continue in full force and effect until April 30, 2008, provided, however, that: (i) Seller's representation and warranty in Section 3.5 shall survive indefinitely;

(ii) any covenants and agreements that by their terms are to be performed or complied with after the Effective Date shall continue in full force and effect until fully performed and discharged; and (iii) Buyer's obligation to pay, perform and discharge the Note shall survive until such Note has been paid, performed or discharged in full. No claim for indemnification may be asserted after the expiration of the applicable period specified in the preceding sentence; provided that any representation or warranty with respect to which a claim has been asserted in writing prior to the expiration of the period set forth above shall survive with respect to such claim until the final resolution thereof.

            5.2 Indemnification of Buyer. Seller agrees that it shall indemnify and hold Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses (collectively, "Loss and Expense"), suffered by Buyer by reason of, or arising out of, any material breach of any representation or warranty made by Seller in this Agreement (subject to Section 5.1); provided, however, that (x) Seller shall not have any liability for indemnity hereunder in respect of any Loss and Expense arising out of or relating to the condition of the Purchased Assets, and
(y) Seller's aggregate obligation for indemnity under this Section 5.2 shall not exceed the Purchase Price.

            5.3 Indemnification of Seller. Buyer agrees that it shall indemnify and hold Seller harmless from and against any and all Loss and Expense suffered by Seller by reason of, or arising out of, (i) any material breach of any representation or warranty made by Buyer in this Agreement (subject to Section 5.1), and (ii) any failure of Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement or the Note; provided, however, that Buyer's aggregate obligation for indemnity under clause (i) of this Section 5.3 shall not exceed the Purchase Price.

            5.4 Notice of Claims. If Buyer or Seller believes that it has suffered or incurred any Loss and Expense for which it may seek indemnification under this Section 5, such party shall notify the other promptly in writing, and in any event within the applicable time period specified in Section 5.1, describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable specificity and containing a reference to the provision of this Agreement in respect of which such Loss and Expense shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the parties intends to claim any liability or expense as Loss and Expense under this Section 5, such party shall promptly notify the indemnifying party of such action or suit. The failure of the indemnified party to notify the indemnifying party as provided in this Section 5.4 shall not relieve the indemnifying party from obligations to indemnify with respect thereto except to the extent that the indemnifying party suffers actual loss or material prejudice as a result of such failure.

            5.5 Defense of Third Party Claims. The indemnifying party under
Section 6.2 or 6.3, as applicable, shall have the right to conduct and control, through counsel of its own choosing, any third party claim, action, or suit (a "Third Party Claim"), but the indemnified party may, at its election, participate in the defense of any such Third Party Claim at its sole cost and expense; provided, however, that if (i) the indemnifying party shall fail to defend any such Third Party Claim or shall fail to notify the indemnified party of its election to defend, or elects not to defend, within 30 days of its receipt of notice thereof from the indemnified party, any such Third Party Claim, or (ii) the indemnifying party and the indemnified party mutually agree, then the indemnified party may defend, through counsel of its own choosing, such Third Party Claim. No settlement of a Third Party Claim by an indemnified party shall be effected without the consent of the indemnifying party, unless the indemnified party waives any right to indemnification therefor. The indemnifying party may settle any Third Party Claim if it pays the costs of such settlement and such settlement includes a release of the indemnified party by the third party asserting the Third Party Claim from all liability with respect to such Third Party Claim. If the indemnifying party chooses to defend any Third Party Claim, the indemnified party shall cooperate with the indemnifying party and shall make available to the indemnifying party any books, records or other documents within its control that are necessary or appropriate for such defense.

            5.6 Certain Limitations(a) . NEITHER SELLER NOR BUYER SHALL BE LIABLE FOR, NOR SHALL SELLER OR BUYER BE ENTITLED TO INDEMNIFICATION FOR, ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES OR LOST PROFITS, OR FOR PUNITIVE DAMAGES, PURSUANT TO OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, EVEN IF INFORMED OF THE POSSIBILITY THEREOF IN ADVANCE. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, FRAUD, MISREPRESENTATION AND OTHER TORTS. NOTWITHSTANDING THE FOREGOING, THE LIMITATIONS SET FORTH IN THIS SECTION 6.6 SHALL NOT BE APPLICABLE TO ANY INDIRECT, INCIDENTIAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES THAT SELLER OR BUYER, AS APPLICABLE, IS REQUIRED TO PAY TO AN UNAFFILIATED THIRD PARTY PURSUANT TO A FINAL NONAPPEALABLE COURT ORDER OR JUDGMENT IN RESPECT OF ANY CLAIM FOR WHICH SUCH PARTY WOULD BE ENTITLED TO INDEMNIFICATION PURSUANT TO
SECTION 5.2 OR 5.3 OF THIS AGREEMENT BUT FOR THE LIMITATIONS SET FORTH IN THIS
SECTION 5.6.

      6.    Miscellaneous

            6.1 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of Buyer, Seller and their respective successors and assigns and shall not confer any rights upon any third persons. Neither Seller nor Buyer may assign its rights or obligations under this Agreement without the prior written consent of the other party, except that each of Seller and Buyer may collaterally assign its rights under this Agreement to any financial institution financing the transactions contemplated hereby or otherwise extending credit to Seller or Buyer, as applicable, provided that no such assignment shall limit or affect the assignor's obligations under this Agreement or impose any additional obligations on the other party to this Agreement.

            6.2 Expenses. Each party hereto shall be responsible for its own expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel.

            6.3 Entire Agreement; Amendments. This Agreement and the Schedules and Exhibits hereto constitute the entire agreement between the parties pertaining to the subject matter contained herein and therein, and supersede all prior agreements, arrangements and understandings of the parties with respect to the subject matter of this Agreement but shall not supersede any contemporaneous agreements between the parties. No supplement, modification or amendment of or to this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party granting the waiver.

            6.4 Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. Signatures sent by facsimile shall constitute and be binding to the same extent as originals.

            6.5 Section Headings. The section headings in this Agreement are included for purposes of convenience only and shall not affect in any way the construction or interpretation of any of the provisions of this Agreement.

            6.6 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given on the date when delivered personally, the next business day after delivery to a nationally recognized overnight delivery service for next business day delivery, or on the fifth day after mailing if mailed by first class mail, registered or certified, postage prepaid, and properly addressed as follows or to such other address as either party may designate by notice to the other party in accordance with this Section:

            (a) If to Seller:

                                    Lexington Precision Corporation
                                    40 East 52nd Street
                                    New York, New York 10022
                                    Attention: Michael A. Lubin
                                               Chairman of the Board

            (b) If to Buyer:

                                    Premier Tool & Die Cast Corp.
                                    9886 North Tudor Road
                                    Berrien Springs, MI 49103
                                    Attn: Paul Brancaleon,
                                          President

            6.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED EXCLUSIVELY IN ACCORDANCE WITH THE INTERNAL LAWS OF

THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

            6.8 Submission to Jurisdiction; Consent to Service of Process

            (a) The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of New York in connection with any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action or proceeding related thereto may be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection that they may now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

            (b) Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 7.6 hereof.

            6.9 Interpretation. The parties acknowledge and agree that: (i) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement and have contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto, regardless of which party was generally responsible for the preparation of this Agreement.

            IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                 LEXINGTON PRECISION CORPORATION

                                 By: /s/ Michael A. Lubin
                                     -----------------------------
                                 Name: Michael A. Lubin
                                 Title: Chairman

                                 PREMIER TOOL & DIE CAST CORP.

                                 By: /s/ Paul Brancaleon
                                     -----------------------------
                                 Name: Paul Brancaleon
                                 Title: President

                               SCHEDULE 1.1(a)(i)

                                 BASIC EQUIPMENT

ONE (1) HPM Model D-1000-A 1,000-Ton Aluminum Cold Chamber Die Cast Machine, S/N R95356/64-088, including:

      (1)   Rimrock Multi-Link Auto Reciprocator/Die Sprayer

      (1)   Advance Model SL-1200 Automatic Ladler, S/N 31524-98, (1998)

      (1)   Rimrock Multi-Link Extractor

      (1) MPH 5,000-Lb. Gas-Fired Holding Furnace, S/N 6094-82; with Temperature Controls

One (1) HPM Model D-1000-A 1,000-Ton Aluminum Cold Chamber Die Cast Machine, S/N R98176/65-151, including

      (1)   Rimrock Multi-Link Auto Reciprocator/Die Sprayer

      (1)   Rimrock Model 305 Multi-Link Automatic Ladler

      (1)   Rimrock Multi-Link Extractor

      (1) Firebrand 3,500-Lb. Gas-Fired Holding Furnace, S/N 9038, with Temperature Controls

One (1) Prince Model 836 CCA 800-Ton Aluminum Cold Chamber Die Cast Machine, DA0008 including:

      (1)   Advance Model SR-1150 Automatic Reciprocator/Die Sprayers

      (1)   Advance Model SL-1500 Automatic Ladler, S/N 32070-99

      (1)   ABB Type IRB4400-M98 Industrial Robot, S/N 44-12809

      (1) O'Brien/Gere Model PD512-00 3,500-Lb. Gas-Fired Holding Furnace, S/N 20006-01

One (1) Prince Model 836 CCA 800-Ton Aluminum Cold Chamber Die Cast Machine, DA0011, including:

            Advance Model SR-1150 Automatic Reciprocator/Die Sprayers

            Advance Model SL-1500 Automatic Ladler, S/N 3019-00

      (1)   ABB IRB4400 M2000 Industrial Robot, S/N 44-20742

      (1) Seco/Warwick 3,200-Lb. Gas-Fired Aluminum Holding Furnace, S/N FSR-954-95

One (1) Idra Model OL-700 770-Ton Aluminum Cold Chamber Die Cast Machine, S/N 7187 including:

      (1)   Rimrock Automatic Extractor/Die Sprayer

      (1)   Rimrock Ladler S/N C10113

      (1) Seco/Warwick 3,200-Lb. Gas-Fired Aluminum Holding Furnace, S/N FSR-956-95

One (1) Idra Model OL-700 IDRP 770-Ton Aluminum Cold Chamber Die Cast Machine, S/N 6932, including:

      (1)   Rimrock Automatic Extractor/Sprayer

      (1)   Rimrock Model 405 Automatic Ladler, S/N 6231

      (1) O'Brien & Gere Model ND514-99 1,500-Lb. Gas Fired Aluminum Holding Furnace, S/N 20017

One (1) Prince Model 836 CCA 800-Ton Aluminum Cold Chamber Die Cast Machine, S/N DA1038, including:

      (1)   Advance Model SR1150 Automatic Reciprocator/Die Sprayer, S/N 3018-00

      (1)   Advance Model SL-1500 Automatic Ladler, S/N 32101-00

      (1)   ABB Type IRB4400M2000 Industrial Robot, S/N 44-21383

      (1)   Seco/Warwick 3,200-Lb. Gas-Fired Aluminum Holding Furnace, S/N
            F-628-95

                               SCHEDULE 1.1(a)(ii)

                              ADDITIONAL EQUIPMENT

      MELT ROOM

1- O'Brien & Gere Model MD127-98 Melt Furnace, S/N 99004-1, Asset #3, (1999); Vertical, Stack Type; with 84" x 48" x 24" Deep Conveyor Shaker; Mayfran 36"W x 15"L Elevated Scrap Conveyor, with Stack Shaker; Gas-Fired Stack-Type Melting Furnace, 72"D x 60"H, with (3) Burners, Rotating Base, Structural Steel Supports, and Mezzanine; Operator Control Panel, with Allen-Bradley Model PanelView 550 PLC Controls; and Digital Temperature Controllers

1- MPH Model ACM-2000 20,000-Lb. Capacity Reverberatory Furnace, S/N 3978-79, Asset #2, (1979); Aluminum, Melt, 5,000,000-Btus Input, 2,000(degree)F Maximum Temperature, Gas Fired; with Epic Burners; North American Control Panel, with Digital Temperature Controllers; and Single Door, with Pneumatic Lift; (Refractory Brick Rebuilt 2001)

1-    MPH Model ACM-2000 20,000-Lb. Reverberatory Furnace, S/N 856-74, Asset #1,
      (1974); Aluminum, Melt, 5,000,000-Btus Input; 2,000(degree)F Maximum Temperature, Gas Fired; with Epic Burners; North American Control Panel, with Digital Temperature Controllers; and Single-Swing Open Door; (Refractory Brick Replaced 1994; Refractory Brick Rebuilt 2001)

1- Amcor Injecta Model II Fluxing Machine, S/N 66-201, (1966); with Kozma Gas-Fired Charging Stand; Carts; and Tanks

      DIE CAST AREA

1- Miller-Moorehead Machinery 60-Ton Trim Press, S/N 1169; Hydraulic, 4-Post, 90" x 32" Between Posts

1- Manufacturer Unknown 35-Ton Hydraulic Trim Press; 4-Post, Downacting, 26" x 42" Between Posts; with Self-Contained Hydraulic Power Supply; and Safety Light Curtains; (Remanufactured By Keystone In 2000)

1- Roto-Finish 96"D Vibratory Finisher, S/N Unknown; with Powered Cleated Belt Infeed Conveyor

1- K.R. Wilson Model DCT-38 38-Ton Trim Press, S/N 10980-001, (1985); Hydraulic, 4-Post, Downacting, 40" x 26" Between Posts; with Self-Contained Hydraulic Power Supply

1-    Roto-Finish 96"D Vibratory Finisher, S/N Unknown, Asset #4

1- Manufacturer Unknown 35-Ton Hydraulic Trim Press, S/N Unknown; 4-Post, Downacting, Estimated 26" x 42" Between Posts; with Self-Contained Hydraulic

      Power Unit; and Safety Light Curtain

1-    Roto-Finish Model Multi-Pass 96"D Vibratory Finisher, S/N Unknown

1-    Roto-Finish Model Multi-Pass 96"D Vibratory Finisher, S/N MP-94-5-4-96-A2,
      (1996); Job #3822

1-    Lester 700-Ton Aluminum Cold Chamber Die Cast Machine, S/N 8583, Asset #7,
      (1983); (Remanufactured By EPCO In 1994); Epco S.O. #9429, T-Slot Platen, Interface Shot End, Solid Frame Shot End Connection; with Safety Ratchets; Hydraulic Ejector; Allen-Bradley Model PanelView 550 PLC Controls; Visi Trak True Trak 2020 Monitor; and Analysis System, To Include:

            (1)   Rimrock Extractor/Sprayer

            (1)   Rimrock Multi-Link Ladler

            (1)   Onex

            (1)   Mesh Belt Air Cooling Conveyor

            (1)   Manufacturer Unknown 1,500-Lb. Gas-Fired Holding Furnace

1-    Roto-Finish Model Spiratron 72"D Vibratory Finisher, S/N ER-1822S-96-C8,
      (1996); Job #3814

1- Lester 700-Ton Aluminum Cold Chamber Die Cast Machine, S/N 8760, Asset #8; (Estimated 1960s); Epco S.O. # 9056; (Remanufactured by EPCO 1990); T-Slot Platens, Interface Shot End, Solid Frame Shot End Connection; with Safety Ratchets; Solid Frame Tie Bar Pullers; Hydraulic Ejector; and Vickers SCS-2000 Shot Control System; To Include:

            (1)   Rimrock Extractor/Sprayer

            (1)   Rimrock Model 305 Multi-Link Automatic Ladler

            (1)   Manufacturer Unknown 500-Lb. Gas Fired Holding Furnace

            (1)   Steel Mesh Belt Air Cooling Conveyor

1-    Roto-Finish Model Spiratron 72"D Vibratory Finisher, S/N Unknown

1-    Lester 800-Ton Aluminum Cold Chamber Die Cast Machine, S/N 808, Asset #9,
      (1964); (Remanufactured By EPCO In 1991); Epco S.O. #9137, 50"V x 50"TH T-Slot Platen, 35"H x 36"V Die Clearance, 18" Minimum Daylight, 36" Maximum Daylight, 0-10-Shot Position, 28" Stroke, Motorized Die Height Adjustment, Closed Loop Shot End, 3-Bar Shot End Connection; with Safety Ratchets; Hydraulic Ejector; Allen-Bradley Model PanelView 550 PLC Controls; and Vickers SCS-2000 Shot Control System, To Include:

            (1)   Rimrock Model 195 Extractor/Sprayer

            (1)   Rimrock Model 465 Multi-Link Automatic Ladler

            (1)   Manufacturer Unknown 1,000-Lb. Gas-Fired Holding Furnace

            (1)   Steel Mesh Belt Air Cooling Conveyor

1-    E. A. Doyle Model DVP-30-3042 30-Ton Trim Press, S/N 3042-779-236, (1979);
      Hydraulic, 4-Post, Downacting, 30" x 42" Between Posts; with Self-Contained Hydraulic Power Supply

1-    Roto-Finish 96"D Vibratory Finisher, S/N Unknown

1- Lester 600-Ton Aluminum Cold Chamber Die Cast Machine, S/N 8096, Asset #11; (Remanufactured By EPCO In 1991); Epco S.O. #9136, 47"V x 40"TH T-Slot Platen, 28.5"H x 28.5"V Die Clearance, 18" Minimum Daylight, 28" Maximum Daylight, 0-6-Shot Position, 17.5" Stroke, Motorized Die Height Adjustment, Interface Shot End, Solid Frame Shot End Connection; with Safety Ratchets; Hydraulic Ejector; Visi-Track True Trak 2020 Monitor, and Analysis System, To Include:

            (1)   Shotbeads Sprayer

            (1)   Rimrock Automatic Extractor

            (1)   Snair Automatic Ladler

            (1) Manufacturer Unknown 800-Lb. Gas-Fired Holding Furnace; (FURNACE CURRENTLY IN MAINTENANCE; CURRENTLY NOT IN SERVICE; OPERABLE)

            (1)   B.C. Fabricators Steel Mesh Belt Air Cooling Conveyor

1- Lester 1,200-Ton Aluminum Cold Chamber Die Cast Machine, S/N 15966, Asset #12, (1964); (Shot End Rebuilt In 2000); 65"V x 65"TH T-Slot Platen, 42"H x 42"V Die Clearance, 10.2" Minimum Daylight, 30" Maximum Daylight, 2-12-Shot Position, 30" Stroke, Interface Shot End, 2-Bar Shot End Connection; with Safety Ratchets; Visi Trak True Trak 2020SX Monitor, and Analysis System, To Include:

            (1)   Rimrock Model 195 Extractor/Sprayer

            (1)   Rimrock Multi-Link Ladler (MAINTENANCE SHOP)

            (1) Seco/Warwick 3200-Lb. Gas-Fired Aluminum Holding Furnace, S/N FSR-955-95; 47"W x 81-1/2"L x 18"H, 2,000(degree)F Maximum
                  Temperature; with Digital Temperature Controller

            (1)   Steel Mesh Belt Air Cooling Conveyor (SCRAP)
      (CURRENTLY NOT IN SERVICE; INOPERABLE)

1-    Sweco 60"D Vibratory Finisher, S/N Unknown; with Soundproof Lid

1-    New Holland Chip Wringer, S/N Not Available; 24" Diameter x 16" Depth

1- Platnick Bridge Crane, S/N 98025, (1998); 7-1/2 Ton x 60' Span, Single Girder, Top Running, Overhead, Electric, Traveling; with Konecranes Model XL400 Electric Cable Hoist; and Pendant Control

1- Platnick 5-Ton Bridge Crane, S/N 95037, (1995); 60' Span, Single Girder, Top Running, Overhead, Electric, Traveling; with Konecranes Model XL300 Electric Cable Hoist; and Pendant Control

1- Kitamura Model Mycenter-0 Vertical Machining Center, S/N 75257, Asset #5104, (1997); Dual, 12" x 18", 1" Tables, 130-Lb. Table Load Capacity, 12" X-, 10" Y-, and 12" Z-Axis Travel, 5.3" to 17.3" Distance From Table Surface to Spindle Nose, 7.8" to 17.8" Distance From Column to Table Center Line, #30 Taper, 80 to 8,000-rpm Spindle Speeds, 3 hp Spindle Drive; with Spare Changer Automatic Pallet Changer; 16-Position Automatic Tool Changer, with Asst. #30 Taper Tool Holders; Kitamura

      Yasnac CNC Controls; and (2) Model 10 HC Custom Designed and Fabricated 10-Cell Multi Collet Work Hold Fixtures

3-    3-Ton Jib Cranes; Each with 3-Ton Capacity Chain Hoist, Pendant Controlled

1- Spanco 5-Ton Jib Crane, S/N 0208205; with Shaw-Box 5-Ton Capacity Cable Hoist, Pendant Controlled

1-    5-Ton Jib Crane; with Wright 5-Ton Capacity Chain Hoist, Manual

1- Pangborn Model RG Rotoblast Shot Blast Machine, S/N 140-2RG1-681; 22" x 30", Tumblast; with Reclaim Elevator; and Hammond Model DK-1055 (Duskolector) Bag-Type Dust Collector, 4-Bag; (Overhauled In June 2003)

1-    BAC Model VTO-065-J Cooling Tower, (2003); Rooftop Mounted

      MACHINING

1-    Jet Model JDP-20MF 20" Single-Spindle Floor-Type Drill, S/N 7030560

1-    Mfr. Unknown 16" Single-Spindle Floor-Type Drill; with Multi-Spindle Drill
      Head

1-    Delta Rockwell 16" Single-Spindle Floor-Type Drill

1-    8" Single-End Wire Wheel Buffer

1-    Clausing Model 1667 16" 2-Spindle Production Drill, S/N 517856

1-    Lincoln Model DPF1658-2 16" Single-Spindle Floor-Type Drill, S/N 522795,
      (1992)

1-    Clausing Model 1635 16" 4-Spindle Production Drill, S/N 118087

1-    Enshu Model Type DT-CL Vertical CNC Tapping Center, S/N 345, Asset #5,
      (1994); 16" x 27-1/2" Table, 23" X-, 16" Y-, and 16" Z-Axis Travel, 120 to
      12,000-rpm Spindle Speeds, 7.3 hp, #30 Taper; with ENAC-1 CNC Control

1-    Denison Model R065LC26ID266C218A59S220 6-Ton C-Frame Press, S/N 21063,
      (1968)

1-    Enshu Model Type DT-CL Vertical CNC Tapping Center, S/N 439, Asset #4,
      (1994); 16" x 27-1/2" Table, 23" X-, 16" Y-, and 16" Z- Axis Travel, 120
      to 12,000 rpm Spindle Speeds, 7.3 hp, #30 Taper; with ENAC-1 CNC Control; and Haas Rotary Indexer

1-    Starrett Granite Surface Plate; 18" x 24" x 4" Table Size

1-    Starrett 12" x 18" x 4" Granite Surface Plate

1-    Manufacturer Unknown Aluminum Belt Sander; 3" Belt; with Dust Collector

1-    Mid-West Tool Custom Designed and Fabricated Brushing Press, S/N 246

1-    Clausing Model 2224 20" Single-Spindle Production Drill, S/N 106932

1- Custom Designed & Fabricated Horizontal and Vertical Drilling Machine; with Production Table

1-    Duracraft Model 45161 16" Single-Spindle Floor-Type Drill, S/N G03599,
      (1987)

1- Enco Model DS-20 20"D Disc Sander, S/N 8160, (1984), 2 hp; (Currently Not in Service; Operable)

1- Bridgeport Vertical Milling Machine, S/N J107727, (1967), 1 hp; 80 to 2,720-rpm Spindle Speeds, 9" x 42" Table

1-    Gorton Drill Grinder, S/N Unknown

1-    Specially Manufactured Horizontal Drilling Machine

1-    Specially Manufactured Horizontal Drilling Machine

1- Bridgeport Vertical Milling Machine, S/N J15328, 1 hp; 80 to 2,720-rpm Spindle Speeds, 9" x 42" Table; with Specially Manufactured Work Fixture

1-    Clausing Model 1667 16" Single-Spindle Production Drill, S/N 516547

1- Takisawa Model TC-2 CNC Lathe, S/N THRMU5947, (1985); 7.37 hp, 20" Swing; with 8-Position Turret; and Fanuc CNC Controls

1- Seibu Model SNC-200UP Horizontal CNC Chucker, S/N 4-71840-5; 8" Swing, 5" x 12" T-Slot Worktable; with Collet Chuck; Fanuc Series O-T CNC Control; and Oilmatic Model KTVM-5C-HM1 Automatic Oil Temperature Regulator

1- Seibu Model SNC-200UP Horizontal CNC Chucker, S/N 4-71729-3; 8" Swing, 5" x 12" T-Slot Worktable; with Collet Chuck; Fanuc Series O-T CNC Control; and Oilmatic Model KTVM-5C-HM1 Automatic Oil Temperature Regulator

1-    Mitutoyo 48" x 72" x 10" Granite Surface Plate, S/N 2505-1

1-    Lot of Factory and Support Equipment For BOTH MACHINING AND TOOL ROOM

1-    Hitachi Seiki Model HT20SII CNC Turning Center, S/N 2843, Asset #785,
      (1995), 15 hp; CNC, 2-Axis, 5,000-rpm Spindle Speeds, 15" Maximum Swing, 8-1/4" Maximum Turning Diameter, 15" Maximum Turning Length, 2" Bar Capacity; with 10-Position Turret; Collet Chuck; Aercology Mist Collector; Elevated Chip Conveyor; and Seiki Multi CNC Control

1- Sugino Model ES2-2-3060 Self Feeder, S/N J11DA301219, (2004); with Collet Chuck; and Level Clamp

1-    Ultraline 6" W x 6' L Inclined Nose Over Conveyor, (2004); Variable Speed

1-    Powermatic Model 1100 Drill Press, S/N 0-1186-1

      TOOLROOM

1- Wellsaw Model 1118 Horizontal Band Saw, S/N 2599; 30" Part Width Capacity, 12" Throat

1- Carlton 3' x 10"D Radial Arm Drill, S/N Unknown; 36 to 1,500-rpm Spindle Speeds; with 18" x 24" Drill Box Table; and 36" x 42" T-Slot Platform, 30" Vertical Travel

1-    Coffing 3-Ton Chain Hoist; Pendant Controlled

1-    Dake Model 75H 75-Ton Capacity Hydraulic H-Frame Press, S/N 140208,
      (1960); 44" Between Posts

1- Lincoln Model Tig 300/300 300-Amp. Welder, S/N AC-586982, (1984); with Dyna-Flux Chiller

1-    Lincoln Model Square Wave Tig 175 175-Amp. Welder, S/N 01330-41980612459,
      (1988)

1- Bridgeport Variable-Speed Vertical Milling Machine, S/N 133804, (1951); 60 to 4,200-rpm Variable Spindle Speeds, 9" x 48" Table; with Bausch & Lomb Acu-Rite II 3-Axis Digital Readout; and Machinists Vise

1- Bridgeport Vertical Milling Machine, S/N 58781, (1962), 1 hp; 80 to 2,720-rpm Spindle Speeds, 9" x 48" Table; with Teledyne Gurley Pathfinder 2-Axis Digital Readout

1- Bridgeport Vertical Milling Machine, S/N 105568, (1967), 1 hp; 80 to 2,720-rpm Spindle Speeds, 9" x 48" Table

1- South Bend Model CL8117C Toolroom Lathe, S/N 8668HKX12; 16" Swing, 52" Bed, 38" Between Centers, 1-1/2" Hole Through Spindle; with Threading Attachment

1- Millport Model SJ-1760G Engine Lathe, S/N 840517, (1984); 17" Swing, 80" Bed, 60" Between Centers, 2" Hole Through Spindle; with Threading Attachment

1- Standard-Modern Model Utilathe Series 2000 Toolroom Lathe, S/N 3873; 50 to 1,500-rpm Spindle Speeds, 13" Swing, 42" Bed, 30" Between Centers, 1-1/2" Hole Through Spindle

1- Cincinnati Bickford Model Super Service 28" Single-Spindle Production Drill, S/N 3L414; 14" Throat, 18" x 28" T-Slot Worktable; with Machinists Vise

1- Motor-Avey Model MA6 Single-Spindle Production Drill, S/N MA581; 12" Throat, 21" x 22" Worktable

1- Grob Model NS18 18" Vertical Band Saw, S/N 7311, (1953); 24" x 24" Worktable; with Blade Welding and Grinding Attachment

1- Supermax Model YC-2VA Vertical Milling Machine, S/N 061165, (1983), 2 hp; 75 to 3,600-rpm Spindle Speeds, 8" x 42" T-Slot Worktable, Belt-Driven Head; with Yeong Chin Control

1-    Wilson Rockwell Model 40UR Hardness Tester, S/N 2233-1285

1-    Parts Washer; 22" x 32"

1-    Starrett 16" x 24" x 4" Granite Surface Plate, S/N 619755

1-    Johnson Model 142L Gas-Fired Furnace, S/N 2846; 180-BTU Maximum Input

1- Chevalier Model FSG-618 Surface Grinder, S/N A277A040, 1 hp; Hand Feed, 8" Grinding Wheel; with 6" x 18" Permanent Magnetic Chuck

1-    Baldor 6" Double-End Carbide Tool Grinder

1-    Gorton Model 375 Drill Grinder

1- Abrasive Machine Tool 6" x 18" Surface Grinder, S/N 317; Hand Feed, 12" Grinding Wheel; with 6" x 18" Permanent Magnetic Chuck

1- Covel 10" x 16" Surface Grinder, S/N 17H-5022; Hydraulic Feed, 12" Grinding Wheel; with 10" x 16" Permanent Magnetic Chuck

1-    Lincoln Model DS-20 20"D Disc Sander, S/N 402000, (1994), 2 hp; 1,720
      Maximum rpm

1-    Grieve Model B1-650 Bake Oven, S/N 14188; Drive-In, 64"W x 80"D x 82"H

1- Zero Model BNP55-6 2-Hole Spin Blast Cabinet, S/N 22535; 42"L x 24"D x 30"H; with Dust Collector

1-    Atlas Copco Model GAU707 Rotary Screw Air Compressor, S/N ARP878018,
      (1987), 75 hp; with Vertical Air Receiver Tank; and Arrow Pneumatics Compressed Air Dryer

1- Ingersoll-Rand Model SSR Rotary Screw Air Compressor, S/N N0293, (1993), 50 hp; 44,514 Hours Indicated; with Vertical Air Receiver Tank

1- Atlas Copco Model GA55 Rotary Screw Air Compressor, S/N Unknown, 75 hp; Approximately 50 hp; 181 Maximum psig, 57,650 Hours Indicated

1-    Hankison Model HPRP500 Air Dryer, S/N WH500A4600006110; 200 Maximum psig

1- Van Air Model EMD400-A 400 CFM Air Dryer, S/N 97-7948K-4, (1997), 2 hp; 350 Maximum psig

1- Sullair Model LS20-100SL/W/SUL Rotary Screw Air Compressor, S/N 003-122520, (2000), 100 hp; 110 Maximum psig

1-    Manufacturer Unknown 30"D x 48"L x 7"H Granite Surface Plate, S/N 1129

1- Harig Model Super 612 6" x 12" Surface Grinder, S/N 47019, (2003); w/Accu-Rite Qwick Count DRO

1-    Milwaukee Model MWK-4210-1 Magnetic Drill, (2000)

      MATERIAL HANDLING

1-    Yale Model GLC030BFNUAE076 3,000-Lb. LP Gas Lift Truck, S/N A809N05573V,
      (1998); 171" Lift Height, 3-Stage Mast, Solid Tire, 5,310 Hours Indicated; with Side Shift

1- Hyster Model J35B 3,500-Lb. Electric Lift Truck, S/N BI60V02518N, (1992); 118" Lift Height, 2-Stage Mast, Solid Tire, 6,975 Hours Indicated; with Side Shift

1- Yale Model ESC020ABN24SV083 2,000-Lb. Stand-Up Rider-Type Electric Lift Truck, S/N A824N06364U, (1997); 126" Lift Height, Single Mast, Solid Tire, 1,945 Hours Indicated

1-    Clark Model GCX25 5,000-Lb. LP Gas Lift Truck, S/N CX2300588-8805KOF,
      (1992); 205" Lift Height, Solid Tire, 4,401 Hours Indicated; with Side
      Shift

1-    Hyster Model S120E 12,000-Lb. Capacity LP Gas Lift Truck, S/N C004D08624G,
      (1986); 182" Lift Height, 3-Stage Mast, Solid Tire, 5,477 Hours Indicated

2-    Big Joe Model 52A Die Lifts, S/N 1120; and S/N Unknown

1-    Big Joe Model 29727S 1,000-Lb. Capacity Electric Die Lift

5-    Lexco Die Lift Tables; 30" x 30"

1-    Presto Model M366 1,000-Lb. Capacity Die Lift, S/N 70552; 18" Load Center

1-    Factory Cat Model 34 Walk-Behind Electric Floor Scrubber, S/N 34-11309

1-    Nissan Model GYM02L258 5,000-Lb. Electric Lift Truck, S/N JYM02-001644,

      (1998); 187" Lift Height, Solid Tire

      MISCELLANEOUS

1-    Denison Model R065LC261D266C218A59 6-Ton Trim Press, S/N 21108, Asset #22,
      (1969); Hydraulic, Gap Frame; (Out of Service)

1- Denison Model S065MC261D267C221A59S206 6-Ton Trim Press, S/N 20642, Asset #18, (1967); Hydraulic, Gap Frame; (Out of Service)

1-    Lot of Miscellaneous Machine Accessories and Factory Equipment, To
      Include: Jib Cranes; Wire Tainers; Pallet Jacks; Work Benches; Shop Furniture; Pallet Rack; Dump Hoppers; Bench Vises; Miscellaneous Hand and Power Tools; Miscellaneous Spare and Repair Parts; Miscellaneous Not in Use Equipment; Storage Cabinets; Fans; Pipe Threader; Oxy Acetylene Torch Sets; Floor Sweeper; Miscellaneous Maintenance Equipment; QPC Mold Temperature Controllers; QPC Water Cooling Towers; Cooling Carousel; Ladders; Miscellaneous Inspection Equipment; Miscellaneous Secondary Equipment; Rotary Shrink Wrapper; Battery Chargers; Miscellaneous Perishable Tooling; Lockers; Cafeteria Furniture; etc.

1- Tennant Model 6080 Walk-Behind Electric Floor Scrubber, S/N Unknown; 1,091 Hours Indicated

1-    Kard Model TP-30-4 30-Ton Press, S/N TK-1064; (Currently Not In Service)

1-    Denison Model GC10C09C23A68A61A46 10-Ton Press, S/N 6484-A54S05, 7-1/2 hp

1-    Denison 8-Ton Press, S/N Unknown; Estimated 8 Ton Capacity

1-    Denison 6-Ton Press

1-    Ridgid Model 500 Pipe Threader, S/N Unknown

1- Weldotron Model 7121 7-kW Shrink Tunnel, S/N EL84471; Electric, 14"; (Not In Service)

1-    Sioux Model 180C Steam Cleaner, S/N 9907031, (1999); 30,000 Btus

1- Delta 2,200-psi Pressure Washer, S/N Unknown; with 4.5 hp Honda Model GCV135 Gasoline Engine

1-    Clausing Model 1637 Drill Press, S/N 115789; 8" Throat

1- Lot of Machinery and Equipment Stored in Warehouse, To Include: Drill Presses; Disc Sanders; Arbor Presses; Dust Collectors; etc.

1-    Lot of Office Furniture and Business Machines

1-    Genie Model Z25-8 25' Aerial Lift, S/N 188, (2000); 500-Lb. Capacity

1-    Tiocco Model T-3000-FRS Hydraulic Fluid Filter, (2003)

1- Ingersoll-Rand Model 2545E10VFP 35-CFM Reciprocating Air Compressor, S/N 0308080102, (2003), 10 hp; with Air Cooled Aftercooler

      MAINTENANCE

1-    Demco Model KE Floor-Type Drill, S/N 43063; 9" Throat, 16" x 16" Worktable

1- Manufacturer Unknown H-Frame Press, S/N Unknown; 28" Between Posts; with Enerpac Hydraulic Press

1- Lincoln Model Power Mig 200 200-Amp. Welder, S/N K1766-1 10564 M1011020568; 200 Amps @ 30% Duty Cycle; with Cart

1-    Milwaukee Model 6175 Cut-Off Saw, S/N 99111774; 16"D Grinding Wheel

1- Manhattan Model 951230 Floor-Type Drill, S/N 58289, 1/2 hp; 8" Throat, 14"D Worktable

1- Lincoln Model Idealarc 250 250-Amp. Welder, S/N AC-307876, (1973); 140 Amps @ 100% Duty Cycle

1-    Apex 16"D Disc Sander, 3 hp; Model and S/N Unknown;

1-    Lot of Factory and Support Equipment

      QC LAB

1-    Starrett 36"D x 48"L x 8"H Granite Surface Plate

1-    Arun Technologies Model Series 2000 Spectrometer; with Monitor; and
      Printer

1- Phillips Model PRS-150 X-Ray Machine; with X-Ray Booth; Power Supply; Model MGC-23 Controls; and Ikegami Monitor

1-    Gauge Master Model Series 80-89/GMX 22" Optical Comparator, S/N 3772590,
      (1993); with Gage Master GMX 2-Axis Digital Readout

1- Brown & Sharpe Model MicroXcel UHA Coordinate Measuring Machine, S/N 1196-3431, (1996); 28" X-, 45" Y-, and 25" Z-Axis Travel, 33" x 53" x 4"
      Granite Worktable; with Renishaw PH9A Probe; PC Controls; and Brown & Sharpe Software

1-    Manufacturer Unknown 48"D x 60"L x 8"H Granite Surface Plate

1-    Sheffield Model Cordax 1808 Coordinate Measuring Machine, S/N 249671085;
      27"

      X-, 25" Y-, and 17" Z-Axis Travel, 30"D x 54"L x 8"H Granite Surface Plate; with Renishaw TP1S Probe; Digital Readout; and Smart Terminal Software, Version 2

1- Lot of Miscellaneous QC Lab Equipment, To Include: Edmunds Air Gauges; Pin Gauge Sets; Gauge Block Sets; Height Gauges; Laser Mike; Video Camera; Furnishings; PC's; Micrometers; Plotter; Blue Print Copier; Plug Gauges; etc.

1-    Hewlett Packard Model 7595A Draftmaster I Plotter, S/N 2644A00891

1-    Visi-Trak Model True Trak 2020/M91-6002 Monitor and Analysis System, S/N
      95002

1-    3M Model 500 Microfilm Reader/Printer

      OFFICE

1-    Lot of Office Furniture and Business Machines, To Include, But Not Limited
      To: Desks; Chairs; File Cabinets; Tables; Televisions; Overhead Projectors; Calculators; Typewriters; Teleconferencing Equipment; Cabinets; Partitions; Breakroom Furniture; etc.

1- Lot of Computer and Peripheral Equipment, To Include: Personal Computers; File Servers; Monitors; Printers; Facsimile Machines; Photocopiers; Network Communications Equipment; etc.

      WAREHOUSE

1- K.R. Wilson Model DCT-28 28-Ton Trim Press, S/N 2494, (1968); (Remanufactured By EPCO In 2000), with Light Curtain

1- Keystone 30-Ton Trim Press, S/N 3904, (1995); Hydraulic, 4-Post, Upacting, 24" x 36" Between Posts; with Self-Contained Hydraulic Power Supply (Not in Service; Operable)

1- Keystone 35-Ton Trim Press, S/N 005, (1987); Hydraulic, 4-Post, Upacting, 24" x 36" Between Posts

1-    Denison Model S065MC281C221C224 6-Ton Trim Press, S/N 15884-A72A59,
      (1960), 5 hp; Hydraulic, Gap Frame, 18" Daylight, 7" Throat, 12" Stroke, 3.25" Cylinder Bore

1-    Denison Model GC10C09C23A68A61A46 10-Ton Trim Press, S/N 6483-A54S05,
      (1951); Hydraulic, Gap Frame (Currently Not in Service; Operable)

1-    Denison Model 6484 10-Ton Trim Press; Hydraulic, Gap Frame

1-    Denison Model GC10C61D15A68 10-Ton Trim Press, S/N 13825; Hydraulic, Gap
      Frame

2- Mid-West Tool 6-Station Indexing Machining Centers, S/N 273; Each Station with (2) Sugino Drill Heads; and Allen-Bradley Model PanelView 550 PLC Controls; (1 Located Off Site)

1- K.R. Wilson Model DCT-28 28-Ton Trim Press, S/N 2629, (1970); Hydraulic, 4-Post, 24" x 36" Between Posts; (Remanufactured 2000)

1-    Duracraft Model 45161 16" Single-Spindle Floor-Type Drill, S/N Not
      Available

1-    Lincoln Model DPF1658-2 16" Single-Spindle Floor-Type Drill, S/N 522805,
      (1992)

1-    Clausing Floor-Type Drill; (Tags Painted)

1- Bridgeport Vertical Milling Machine, S/N J97046, (1955); 80 to 2,720-rpm Spindle Speeds, 9" x 42" Table; with Specially Manufactured Work Fixture

1- Spin Blast Shot Blast Machine; Spinner Hanger Type, 60" x 48" x 72", 6,428 Hours Indicated; with Reclaim and Outside Dust Collector; (Currently Not in Service; Operable)

1-    Clark Model GCS20MB 4,000-Lb. LP Gas Lift Truck, S/N G138MB-1127-6920KOF,
      (1987); 188" Lift Height, Solid Tire; (CURRENTLY NOT IN SERVICE; NOT OPERABLE)

1-    Dayton Model 6H011B 1,400-psi Steam Cleaner, S/N C24015;
      2.2-Gallons/Minute, 229,000-Btus/Hour

                                 SCHEDULE 1.1(b)

Inventory of Seller's Lexington Die Casting Division consisting of metals, packaging and pallets, including all supplies related thereto, that is located at Seller's facility at 201 Winchester Road, Lakewood, New York on the Effective Date.

                                    EXHIBIT A

                                 PROMISSORY NOTE

$200,000.00                                                  New York, New York
                                                                 August 2, 2005

      FOR VALUE RECEIVED, the undersigned, PREMIER TOOL & DIE CAST CORP., a Michigan corporation having an office at 9886 North Tudor Road, Berrien Springs, MI 49103 ("Obligor"), hereby unconditionally promises to pay to the order of LEXINGTON PRECISION CORPORATION, a Delaware corporation ("Payee"), having an office at 40 East 52nd Street, New York, New York 10022, at said office or at such other place as Payee may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00), together with interest thereon, in like money, on the unpaid principal amount of this Note, all as provided herein.

      FOR VALUE RECEIVED, the undersigned, PREMIER TOOL & DIE CAST CORP., a Michigan corporation having an office at 9886 North Tudor Road, Berrien Springs, MI 49103 ("Obligor"), hereby unconditionally promises to pay to the order of LEXINGTON PRECISION CORPORATION, a Delaware corporation ("Payee"), having an office at 40 East 52nd Street, New York, New York 10022, at said office or at such other place as Payee may designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of TWO HUNDRED THOUSAND DOLLARS ($200,000.00), together with interest thereon, in like money, on the unpaid principal amount of this Note, all as provided herein.

Section 1. Payment Terms; Interest; Prepayment; Late Charges.

            The principal amount of this Note shall be payable on April 30, 2008 ("Maturity Date").

            Interest on the principal amount of this Note outstanding from time to time on and after August 2, 2005, shall accrue at the rate of ten percent (10%) per annum and shall be computed on the basis of a 360-day year. Interest shall be due and payable in arrears on the last day of each month, commencing August 31, 2005, and continuing until the principal amount of this Note is paid in full.

            If any payment on this Note becomes due and payable on a Saturday, Sunday or other day on which banking institutions in New York City, New York, are authorized or required by law to close, the maturity thereof shall be extended to the next succeeding business day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            Obligor may prepay this Note in whole at any time or in part from time to time without penalty or premium provided that any prepayment under this Note shall be accompanied by the payment of the interest accrued on the amount of such prepayment to the date of

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prepayment. Any prepayment in whole shall be accompanied by the payment of any other amounts payable under this Note.

            Upon the occurrence of an Event of Default (as defined in Section 3 hereof), the entire outstanding principal amount of this Note shall bear interest at the rate of 14% per annum until this Note is paid in full.

Section 2. Purchase Agreement; Covenant.

            This Note is the promissory note referred to in and given pursuant to that certain Equipment Purchase Agreement dated as of August 2, 2005 between Obligor and Payee (the "Purchase Agreement").

Section 3. Events of Default.

            The occurrence of any of the following events shall constitute an "Event of Default" hereunder:

            (a) Obligor shall fail to make any payment of principal on this Note when due; or

            (b) Obligor shall fail to make any payment of interest under this Note when due (whether at its stated maturity, upon acceleration or otherwise); and such failure shall continue for ten (10) days; or

            (c) Any representation or warranty made by Obligor in the Purchase Agreement shall have been incorrect in any material respect on or as of the date made or deemed made and the same is not cured, if curable, within thirty (30) days after written notice by Payee to Obligor; or

            (d) Obligor shall default in the observance or performance of any covenant, agreement or provision contained in this Note or the Purchase Agreement and any such default by Obligor shall continue unremedied for a period of thirty (30) days after written notice from Payee; or

            (e) (i) Obligor shall commence any case, proceeding or other action
(A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Obligor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Obligor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for such relief or any such adjudication or appointment or
(B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there shall be commenced against Obligor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) Obligor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or (v) Obligor shall generally not, shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

            (f) the dissolution or liquidation of Obligor.

            Upon the occurrence of an Event of Default, (i) if such event is an Event of Default specified in paragraph (d) or (e) above, all amounts owing under this Note shall automatically become due and payable immediately, and (ii) if such event is any other Event of Default, Payee may, by notice of default to Obligor, declare all amounts owing under this Note to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided in this Section 3, presentment, demand, protest and all other notices of any kind are hereby expressly waived by Obligor. Upon and after an Event of Default, Payee shall have all of the rights and remedies provided in this Note and the Purchase Agreement and, in addition, all of the rights and remedies available under all other applicable laws, all of which rights and remedies shall be cumulative and non-exclusive, except as otherwise provided by law.

Section 4. Miscellaneous.

            (a) Entire Agreement. This Note and the Purchase Agreement constitute the entire agreement between Obligor and Payee with respect to the subject matter hereof. No amendment, modification or waiver of the terms hereof shall be effective unless it is in a writing executed by Payee and Obligor.

            (b) No Waiver. No failure to exercise and no delay in exercising, on the part of Payee, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

            (c) Certain Waivers. Unless otherwise specifically provided in this Note, the undersigned hereby waives presentment, demand for payment, notice of dishonor, and any and all other notices or demands in connection with the delivery, acceptance, performance, default or enforcement of each of this Note and the Purchase Agreement.

            (d) Expenses. Obligor agrees to pay or reimburse Payee for all its reasonable out-of-pocket costs and expenses incurred after the date of this Note in connection with the enforcement or preservation of, and its reasonable out-of-pocket costs and expenses incurred after the date of this Note in the administration of any of Payee's rights under this Note, including, without limitation, the reasonable fees and disbursements of counsel to Payee. Obligor further agrees to pay, indemnify Payee, and hold Payee harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Note. The covenants and agreements in this paragraph shall survive repayment of this Note and all other amounts payable hereunder.

            (e) Set-off. Obligor shall be set-off against amounts due under this Note any monetary obligations that are determined to be due and payable to Obligor by Payee pursuant to the Purchase Agreement if Payee fails to pay such obligations when due and such failure continue for more than 30 days after written notice from Obligor. Obligor shall give Payee written notice of any exercise of its right of set-off set forth in this Section 4(e), specifying the basis for such set-off. Nothing in this Section 4(e) shall limit or restrict the right of Payee to object to or otherwise contest any such set-off by Obligor.

            (f) Successors and Assigns. This Note shall be binding upon and inure to the benefit of Obligor and Payee, all future holders of this Note and their respective heirs, successors and assigns, except that Obligor may not assign or transfer any of his rights under this Note without the prior written consent of Payee.

            (g) GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW RULES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

            (h) SUBMISSION TO JURISDICTION. IN THE EVENT OF ANY ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER CONNECTED WITH THIS NOTE OR ANY DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION WITH THIS NOTE, OBLIGOR HEREBY WAIVES RIGHTS TO INTERPOSE COUNTERCLAIMS OF ANY NATURE, EXCEPT FOR COMPULSORY OR MANDATORY COUNTERCLAIMS. OBLIGOR HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY DOCUMENT OR INSTRUMENT DELIVERED IN CONNECTION HEREWITH. OBLIGOR HEREBY WAIVES PERSONAL SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AND AGREES THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO OBLIGOR AT THE ADDRESS OF OBLIGOR SET FORTH BELOW IN THIS NOTE. IN THE ALTERNATIVE, PAYEE MAY, IN ITS DISCRETION, EFFECT SERVICE UPON OBLIGOR IN ANY OTHER FORM OR MANNER PERMITTED BY LAW.

            (i) WAIVER OF JURY TRIAL. OBLIGOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE.

            (j) Severability of Provisions. If any provision of this Note is held to be invalid, illegal or unenforceable in any jurisdiction, then the other provisions hereof shall, to the fullest extent permitted by law, remain in full force and effect in such jurisdiction and the invalidity or unenforceability of any provision hereof in any such jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

            (k) Usury Limitations. It is the intention of Obligor and Payee to conform strictly to applicable usury laws. Accordingly, notwithstanding anything to the contrary in this Note, any late charges constituting interest under applicable law and contracted for, chargeable or receivable hereunder shall under no circumstances, when taken together with any other interest contracted for, chargeable or receivable hereunder, exceed the maximum amount of interest permitted by law, and in the event any such late charges were to exceed the maximum amount of interest permitted by law, such excess late charges shall be deemed a mistake and shall either be reduced immediately and automatically to the maximum amount permitted by law or, if required to comply with applicable law, be cancelled automatically and, if theretofore paid, at the option of the holder of this Note, be refunded to Obligor or credited on the principal amount then outstanding hereunder.

            (l) Notices. All notices, communications, requests and demands to or upon the respective parties hereto must be in writing in order to be effective and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, five (5) days after being sent by certified or registered mail, postage prepaid, the next business day after delivery to a nationally recognized overnight courier service for next business day delivery, or when sent by facsimile and addressed or faxed as follows or to such other address or facsimile number as may be hereafter notified by the respective parties hereto and any future holder of this Note:

      If to Payee:     Lexington Precision Corporation.
                       40 East 52nd Street
                       New York, New York 10022
                       Attention: Michael A. Lubin, Chairman of the Board
                       Facsimile: (212) 319-4659

      If to Obligor:   Premier Tool & Die Cast Corp.
                       9886 North Tudor Road
                       Berrien Springs, MI 49103
                       Attention: Paul Brancaleon, President
                       Facsimile: (269) 471-3855

            (m) Interpretation and Construction. The parties hereto acknowledge and agree that (i) each party and its counsel reviewed and negotiated the terms and provisions of this Note and the Purchase Agreement and have been contributed to their revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Note and the Purchase Agreement; and (iii) the terms and provisions of this Note and the Purchase Agreement shall be construed fairly as to all parties hereto and thereof, regardless of which party was generally responsible for the preparation of this Note and the Purchase Agreement.

            (n) Captions. The captions and headings appearing in this Note are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Note.

            IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                                  PREMIER TOOL & DIE CAST CORP.

                                                  Name: ________________________
                                                  Title:________________________

STATE OF _________                  )
                                    :ss.
COUNTY OF __________                )

      On the ____ day of August, 2005 before me personally came
________________, the ___________ of Premier Tool & Die Cast Corp. to me known, who, being by me duly sworn did depose and say that he resides in ________________________________; that he is the ________ of Premier Tool & Die
Cast Corp., the corporation described in and which executed the above instrument; and that he signed his name thereto by as authorized by the Board of Directors of such corporation.

                                                ________________________________
                                                       Notary Public

                                    EXHIBIT B

                                  BILL OF SALE

      KNOW ALL MEN BY THESE PRESENTS, that Lexington Precision Corporation, a Delaware corporation ("Seller"), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to that certain Equipment Purchase Agreement dated as of August 2, 2005 (the "Agreement"), by and between Seller and Premier Tool & Die Cast Corp., a Michigan corporation ("Buyer"), does hereby sell, assign, convey, transfer, set over and deliver to Buyer, free and clear of any and all security interests, liens, claims, charges and encumbrances, and Buyer hereby acquires from Seller, all of Seller's right, title and interest in and to the Purchased Assets (as defined in the Agreement).

      This Bill of Sale is being delivered pursuant to, and is subject to the terms of, the Agreement.

      Notwithstanding anything to the contrary herein, specifically excluded from this Bill of Sale are the Excluded Assets (as defined in the Agreement).

      Nothing contained in this Bill of Sale is intended to, nor shall it be deemed or construed to modify, amend or supercede the Agreement or impose any additional obligation or liability on the parties thereto, and to the extent there is any inconsistency between this Bill of Sale and the Agreement, the Agreement shall govern. This Bill of Sale shall be binding upon Seller and its successors and assigns, and shall inure to the benefit of Buyer and its successors and assigns. Capitalized terms not otherwise defined herein shall be as defined in the Agreement.

      TO HAVE AND TO HOLD all of the Purchased Assets hereby conveyed unto Buyer, its successors and assigns, to and for its and their own use and benefit forever.

      IN WITNESS WHEREOF, Seller has duly executed this Bill of Sale effective as of August 2, 2005.

                                         LEXINGTON PRECISION CORPORATION

                                         By:____________________________________
                                         Name:
                                         Title: